CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 with respect to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the `Plan') of our report dated March 6, 1995 with respect to the Plan's financial statements included in the annual report on Form 11-K for the Plan's years ended November 30, 1993 and 1992, and all references to our firm included in or made a part of the Registration Statement.


HIRTH NORRIS & GRAUL





Grove City, Ohio
March 6, 1995